FOR IMMEDIATE RELEASE
Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	CombinatoRx, Incorporated
CombinatoRx, Incorporated	857-753-6562
617-301-7100	gnugent@combinatorx.com
rforrester@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2009

-- Focus on Core Strengths Generates Progress on Partnership Front --

CAMBRIDGE, Mass. – May 7, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) today reported financial results for the first quarter ended March 31, 2009.

“Significant recent accomplishments, including the signing of an oncology-focused collaboration with Novartis and the clinical advancement of a CombinatoRx-derived combination product candidate by our ophthalmic collaborator, Fovea, are evidence that the strategy to focus on our core strengths of identifying novel product candidates based on synergy and selectivity is generating interest and creating value from a partnership perspective,” commented Alexis Borisy, President and CEO of CombinatoRx.

Recent Accomplishments and Business Updates:

·	Entered into a strategic alliance with Novartis focused on the discovery of novel anti-cancer combinations utilizing the CombinatoRx proprietary combination high throughput screening (cHTS)
platform and Chalice analyzer software. The collaboration will explore combination effects in cell lines representing a broad spectrum of cancers to provide a robust and systematic understanding of combination therapy opportunities. Under the agreement, CombinatoRx will receive a $4 million upfront payment and funding for research support for two years. In addition, for each combination advanced to the market from the collaboration, CombinatoRx is eligible to receive up to $58 million in clinical, regulatory and commercial milestones. CombinatoRx retains the right to conduct oncology research on its own behalf as well as partner with others in the field of oncology, and will retain certain intellectual property rights which may arise from the collaboration research.

·	Fovea Pharmaceuticals reported positive results from its clinical proof-of-concept trial to assess the therapeutic effect of a CombinatoRx-derived combination drug candidate, Prednisporin TM (FOV1101), in subjects with persistent allergic conjunctivitis. Based on these data, Fovea has announced its intentions to prepare further advanced trials for Prednisporin™ both in the USA and in Europe. This accomplishment by a collaborator reinforces the CombinatoRx core business strategy of leveraging its discovery technology platform through strategic collaborations.

·	Further preclinical evidence of the synergy and selectivity of Synavive was published in Arthritis
Research and Therapy on our systems biology based strategy to selectively amplify the anti-
inflammatory activity of very low dose glucocorticoids in immune cells without modulation of pathways associated with glucocorticoid toxicity. This research demonstrates the utility of a systems biology approach to identifying novel therapeutics that are pathway, or multi-target, focused.

·	CombinatoRx filed a lawsuit against Aptuit, Inc. in connection with the manufacturing and distribution of Synavive (CRx-102) for a large worldwide Phase 2b clinical trial in subjects with rheumatoid arthritis, which CombinatoRx terminated in July 2008. CombinatoRx alleges that Aptuit caused harm by willfully ignoring warnings and failing to correct or disclose deficient practices that did not comply with European Union Good Manufacturing Practices as identified by UK regulatory authorities during planned inspections of Aptuit’s manufacturing facility in Kansas City, Missouri.

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First Quarter 2009 Financial Results (Unaudited):

As of March 31, 2009, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $39.2 million compared to $51.0 million on December 31, 2008.

Total revenue was $3.0 million in the first quarter of 2009 compared to $3.4 million reported in the first quarter of 2008.

Net loss for the quarter ended March 31, 2009 was $9.5 million, or $0.27 per share, as compared to $16.7 million, or $0.48 per share, in the first quarter of 2008. Stock-based compensation expense was approximately $1.3 million in the first quarter of 2009 as compared to $1.7 million in the first quarter of 2008.

Research and development expenses totaled $8.3 million in the first quarter of 2009 compared to $17.0 million in the first quarter of 2008. The decrease was due primarily to a decrease in development expense, compensation expense and other overhead costs related to our fourth quarter 2008 restructuring.

General and administrative expenses were $3.6 million in the first quarter of 2009 compared to $3.9 million in the first quarter of 2008.

Financial Implications of Restructuring:

CombinatoRx announced a restructuring initiative in November 2008 to focus on its core drug discovery strengths by reducing its workforce and scope of activities, which led to the recognition of a $4.6 million restructuring charge for the year ended December 31, 2008 and an incremental restructuring charge of $0.4 million for the quarter ended March 31, 2009. As a result of the restructuring, CombinatoRx is reducing its ongoing operating cash expenditures to between $5-10 million annually for 2010 and beyond, to provide financial viability and strategic flexibility with current cash reserves without equity financing to fund planned US operations into 2012. Cash expenditures in the first quarter of 2009 relating to the restructuring that will not recur during the second half of 2009 include the payment of approximately $1.6 million in previously committed termination benefits, the payment of approximately $3.0 million in expenses relating to the completion and close out of our previously initiated clinical trials and formulation efforts, and payments associated with the approximately $1.0 million loss from operations of our Singapore subsidiary, which will no longer be incurred by CombinatoRx following our planned divestiture of CombinatoRx Singapore later this year.

Conference Call Information:

Company management, including Alexis Borisy, President and Chief Executive Officer, and Robert Forrester, Executive Vice President and Chief Financial Officer of CombinatoRx, will provide an update on the Company and discuss first quarter end 2009 financial results via conference call at 8:30 a.m. EDT on Thursday, May 7, 2009. To access the call, please dial 866-770-7129 or 617-213-8067 (international) five minutes prior to the start time and provide the passcode 39616302. A replay of the call will be available from 11:30 a.m. ET on May 7, 2009 until May 21, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 79692359. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.combinatorx.com. An archived audio webcast will be available on the CombinatoRx website two hours after the event and will be archived for 14 days.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its drug discovery technology and collaboration with Novartis, Fovea’s product candidate Prednisporin™ and its clinical potential, its litigation with Aptuit, Inc., its financial condition and projected expenses, its plans to divest its subsidiary CombinatoRx Singapore and its cash balances and business plans. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the ability of Novartis and Fovea to perform their obligations under their collaboration agreements, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the potential outcome of the litigation with Aptuit, the ability of the Company to divest its subsidiary, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months ended March 31,

	2009	2008

Revenue:
Collaborations	$2,557	$2,927
Government contracts and grants	480	428

Total revenue	3,037	3,355

Operating expenses:
Research and development	8,287	16,986
General and administrative	3,648	3,857
Restructuring	441	—

Total operating expenses	12,376	20,843

Loss from operations	(9,339)	(17,488)
Interest income	127	1,179
Interest expense	(235)	(382)
Other expense	(36)	—

Net loss before provision for income taxes	(9,483)	(16,691)
Provision for income taxes	—	(20)

Net loss	$(9,483)	$(16,711)

Net loss per share applicable to common stockholders—basic and diluted	$(0.27)	$(0.48)

Weighted average number of common shares used in net loss per share calculation—basic and
diluted	35,013,381	34,707,142

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CombinatoRx, Incorporated
Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$ 7,993	$ 10,380
Restricted cash	1,250	1,250
Short-term investments	27,178	36,614
Accounts receivable	335	339
Unbilled accounts receivable	236	517
Prepaid expenses and other current assets	952	1,079

Total current assets	37,944	50,179

Property and equipment, net	12,626	13,395
Restricted cash and other assets	2,951	2,923

Total assets	$ 53,521	$ 66,497

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 1,447	$ 2,958
Accrued expenses	3,870	4,484
Accrued restructuring	548	1,902
Deferred revenue	5,434	5,484
Convertible notes payable of subsidiary	19,423	19,189
Current portion of lease incentive obligation	575	575

Total current liabilities	31,297	34,592

Deferred revenue, net of current portion	5,088	6,390
Deferred rent, net of current portion	1,659	1,681
Lease incentive obligation, net of current portion	3,930	4,074
Accrued restructuring, net of current portion	954	968

Minority interest in subsidiary	2,948	2,917

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value: 60,000 shares authorized; 35,092 and 35,090 shares issued and
outstanding at March 31, 2009 and December 31, 2008, respectively	35	35
Additional paid-in capital	268,583	267,238
Accumulated other comprehensive income	12	73
Accumulated deficit	(260,985)	(251,471)

Stockholders’ equity	7,645	15,875

Total liabilities and stockholders’ equity	$ 53,521	$ 66,497

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com